UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

PARAMCO FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

                            000-32495

                   88-0441287

     (State or other jurisdiction of

                             (Commission File No.)

                          (I.R.S. Employer Identification No.)

incorporation or organization)

  2391 N.E. Loop 410, Suite 103, San Antonio, Texas 78217

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (210)  653-6669

N/A

(Former name or former address, if changed since last report)

Item 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On or about December 30, 2004, the Company completed two transactions whereby it sold an aggregate of 253,627 shares of its Series D Convertible Preferred Stock.  A detailed description of these transactions is set forth in Item 8.01 hereof.  The consideration for this stock was the cancellation of an aggregate of 18,800,065 shares of the Company’s Common Stock.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

 Item 8.01

OTHER EVENTS.

On or about December 30, 2004, the Company and Douglas G. Gregg, the former President, Chief Executive Officer and a Director of the Company completed a transaction whereby Mr. Gregg converted 7,312,505 shares of the Company’s Common Stock held in his name into 98,115 shares of the Company’s Series D Convertible Preferred Stock.  In addition, at the same time, Airline Communications, Ltd., an entity controlled by Mr. Gregg, converted 11,567,560 shares of the Company’s Common Stock held in its name into 155,512 shares of the Company’s Series D Convertible Preferred Stock.

These transactions were made pursuant to that certain Settlement and Release Agreement by and between the Company and Mr. Gregg, dated November 30, 2003 (the “Settlement Agreement”). The Settlement Agreement, among other things, releases Mr. Gregg from any liability whatsoever for any legal action taken by Mr. Gregg during his employment by the Company.  For further information concerning these transactions, reference is made to the Settlement Agreement which is attached to this Current Report on Form 8-K as Exhibit 99.22 hereto.

Item 9.01

FINANCIAL STATEMENTS OR EXHIBITS.

a.

Financial Statements.

None

b.

Exhibits.

Exhibit

Number

Description

99.22

Settlement and Release Agreement by and between Douglas G. Gregg and Paramco Financial Group, Inc. dated November 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:

December 30, 2004

PARAMCO FINANCIAL GROUP, INC.

/s/ Terrance Riely

Terrence Riely

Chairman of the Board